Exhibit 99.1

GCO Education Loan Funding Trust - I

Statements to Noteholders

For the period ending July 31, 2005

Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer.  The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer’s knowledge.  In some circumstances, certain expenses have been accrued.

12.04 (a)                      the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Principal
Class	Reduction
A-1AR Notes	$1,550,000
A-2AR Notes	—
A-3AR Notes	—
B-1AR Notes	—
A-1L Notes	—
A-4AR Notes	—
A-5AR Notes	—
B-2AR Notes	—
A-2L Notes	—
A-3L Notes	—
A-6AR Notes	—
B-3AR Notes	—
$1,550,000

12.04 (b)                      the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	$116,736
A-2AR Notes	185,442
A-3AR Notes	131,056
B-1AR Notes	36,031
A-1L Notes	—
A-4AR Notes	78,898
A-5AR Notes	157,267
B-2AR Notes	20,036
A-2L Notes	—
A-3L Notes	—
A-6AR Notes	247,333
B-3AR Notes	63,194
$1,035,993

12.04 (c)                      the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

12.04 (d)                      the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$735,547,464

12.04 (e)                      the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$45,500,000
A-2AR Notes	72,250,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000
A-1L Notes	79,959,000
A-4AR Notes	32,000,000
A-5AR Notes	60,000,000
B-2AR Notes	8,000,000
A-2L Notes	138,900,000
A-3L Notes	235,000,000
A-6AR Notes	100,000,000
B-3AR Notes	25,000,000
$860,609,000

12.04 (f)                        the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Rate
A-1AR Notes	3.300%
A-2AR Notes	3.410%
A-3AR Notes	3.510%
B-1AR Notes	3.440%
A-1L Notes	3.394%
A-4AR Notes	3.330%
A-5AR Notes	3.420%
B-2AR Notes	3.420%
A-2L Notes	3.324%
A-3L Notes	3.374%
A-6AR Notes	3.345%
B-3AR Notes	3.400%

12.04 (g)                     the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	76,958

12.04 (h)                     the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	79,090
Fees paid to Delaware Trustee	—
Fees paid to Indenture Trustee/Eligible Lender Trustee	—

12.04 (i)                        the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	$4,875,573	1,591,507	6,467,079

Of the total amount recovered above, $680,300.48 was in-transit as of 07-31-05, and was received in early August.

12.04 (j)                        the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$8,806,970	—

Acquisition Fund:

12.04 (k)                    the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

$—
Total	$—

12.04 (l)                        the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

$—

12.04 (m)                  the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

$—

12.04 (n)                     the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

12.04 (o)                      the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 - 30 days *	379	$11,557,653
31 - 60 days	458	15,824,408
61 - 90 days	195	6,851,548
91 - 120 days	131	4,360,178
Over 120 days	238	8,289,301
Claims filed	34	1,212,722
	1,435	$48,095,809

* One subservicer does not provide information on delinquent loans that may fall in the 0 - 30 day catergory.

12.04 (p)                      the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$18,738,093	$51,533	$18,789,627
Reserve Fund	8,806,970	25,330	8,832,300
Acquisition Fund	72,893,787	209,330	73,103,117
Redemption Fund	4,435,896	102	4,435,998
Student Loan Receivable	735,547,464	6,555,051	742,102,515
Total	$840,422,212	$6,841,345	$847,263,557

Class	Balance	Accrued Interest	Total
A-1AR Notes	$45,500,000	$79,246	$45,579,246
A-2AR Notes	72,250,000	82,124	72,332,124
A-3AR Notes	50,000,000	48,750	50,048,750
B-1AR Notes	14,000,000	16,053	14,016,053
A-1L Notes	79,959,000	505,033	80,464,033
A-4AR Notes	32,000,000	88,800	32,088,800
A-5AR Notes	60,000,000	34,200	60,034,200
B-2AR Notes	8,000,000	22,800	8,022,800
A-2L Notes	138,900,000	859,217	139,759,217
A-3L Notes	235,000,000	1,475,547	236,475,547
A-6AR Notes	100,000,000	232,292	100,232,292
B-3AR Notes	25,000,000	59,028	25,059,028
	$860,609,000	$3,503,090	$864,112,090

12.04 (q)                      the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	1,592	69,459,801	9.44%
Financed Student Loans in deferment	3,038	111,065,301	15.10%